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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-59841 of COMSAT Corporation on Form S-3 of our report dated February 10, 1995, appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of COMSAT Corporation for the year ended December 31, 1994 and to the references to us under the headings "Summary Financial Information of COMSAT" and "Experts" in the Prospectuses, which are part of this Registration Statement.


Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Washington, D.C.

July 7, 1995